UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 27, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, GA 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Ohio ALFs Sale

On October 11, 2012, AdCare Health Systems, Inc. (the “Company”) and certain of its subsidiaries entered into an Agreement of Sale (the “Sale Agreement”) with CHP Acquisition Company, LLC (“CHP”), pursuant to which the Company may sell certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising the following six assisted living facilities: Community’s Hearth & Home located in Springfield, Ohio; Community’s Hearth & Home also located in Springfield, Ohio; Hearth & Home of Van Wert located in Van Wert, Ohio; Community’s Hearth & Home located in Urbana, Ohio; Hearth & Home of Vandalia located in Vandalia, Ohio; and Lincoln Lodge Retirement Residence located in Columbus, Ohio (collectively, the “Ohio ALFs”), for an aggregate purchase price of $22,307,490 (the “Purchase Price”), subject to the terms and conditions of the Sale Agreement (the “Ohio ALFs Sale”).

The Purchase Price consists of: (i) $200,000 to be deposited by CHP into escrow to be held as earnest money, of which $50,000 is to be deposited within three business days of the execution of the Sale Agreement and $150,000 is to be deposited upon CHP’s satisfactory inspection of the Ohio ALFs (collectively, the “Deposit”); (ii) CHP’s satisfaction of the principal balance of United States Department of Housing and Urban Development (“HUD”) loans for certain of the Ohio ALFs (the “HUD Loan Payoff”); (iii) CHP’s assumption of a HUD loan secured by one of the Ohio ALFs (the “HUD Loan Assumption”); (iv) a promissory note issued by CHP to the Company in the amount of $3,600,000 (the “CHP Promissory Note”); and (v) cash consideration in an amount equal to the Purchase Price minus the amount of the Deposit, the HUD Loan Payoff, the HUD Loan Assumption and the CHP Promissory Note.  The Company estimates that the cash consideration to be received at closing would be approximately $6.7 million.

The closing of the Ohio ALFs Sale may take place at any such time as mutually agreed upon by the Company and CHP, but in no event later than December 31, 2012, unless such closing date has been extended by mutual agreement of the Company and CHP.  The closing of the Ohio ALFs Sale is subject to customary closing conditions, indemnification provisions and termination provisions.

Sumter Amendment

On September 27, 2012, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of the Company, entered into a Third Amendment to Purchase Agreement (the “Third Amendment”) with 1761 Pinewood Holdings, LLC (“Pinewood”), which amends that certain Purchase Agreement, dated April 27, 2012 and as amended on July 19, 2012 and August 31, 2012 (collectively, the “Purchase Agreement”), between AdCare Holdings and Pinewood pursuant to which AdCare Holdings may acquire certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising the Sumter Valley Nursing and Rehab Center, a 96-bed skilled nursing facility located in Sumter, South Carolina for an aggregate purchase price of $5,500,000, subject to the terms and conditions of the Purchase Agreement (the “Sumter Valley Purchase”).

The Third Amendment: (i) extends the closing date of the Sumter Valley Purchase to December 28, 2012 (provided, however, that at any time upon 14 days written notice by AdCare Holdings to Pinewood, AdCare Holdings may move the closing date of the Sumter Valley Purchase to the last business day of October or November); (ii) requires AdCare Holdings to deliver an additional $550,000 to the escrow agent as additional earnest money; (iii) provides for the disbursement to Pinewood of $600,000 of earnest money (the “Disbursed Earnest Money”); and (iv) provides that all earnest money under the Purchase Agreement (including, but not limited to, the Disbursed Earnest Money) shall be credited against the purchase price at closing (or returned to AdCare Holdings in the event of a default by Pinewood as specified in the Purchase Agreement).

Assignment and Assumption of Oklahoma Facilities

On October 12, 2012, AdCare Holdings executed an Assignment of Purchase and Sale Agreement in favor of Edwards Redeemer Property Holdings, LLC (“Edwards Redeemer”) and ER Nursing, LLC (both indirect, wholly owned subsidiaries of the Company and, collectively, the “Edwards Assignees”) pursuant to which AdCare Holdings assigns all of its right to purchase the Edwards Redeemer Nursing Center located in Oklahoma (the “Edwards Facility”) under that certain Purchase and Sale Agreement, dated May 5, 2011 and as subsequently amended and assigned (the “Oklahoma Facilities Purchase Agreement”). The Edwards Assignees have agreed to assume all obligations of AdCare Holdings under the Oklahoma Facilities Purchase Agreement with respect to the Edwards Facility, including reimbursement for out-of-pocket costs.  AdCare Holdings, the owner of all of the issued and outstanding membership of Edward Redeemer (the “Membership Interests”), also has executed a Membership Interest Power pursuant to which it assigns all such interests to Chris Brogdon, the Company’s Vice Chairman and Chief Acquisition Officer and a beneficial owner of greater than 10% of the Company’s outstanding common stock.

AdCare Holdings also executed an Assignment of Purchase and Sale Agreement in favor of WP Oklahoma Nursing, LLC (the “WP Assignee”), an entity owned and controlled by Mr. Brogdon, pursuant to which AdCare Holdings assigns all of its right to purchase the Whispering Pines Nursing Center located in Oklahoma (“WP Facility”) under the Oklahoma Facilities Purchase Agreement.  The WP Assignee has agreed to assume all obligations of AdCare Holdings under the Oklahoma Facilities Purchase Agreement with respect to the WP Facility.

The Company anticipates that the assignments described above with respect to the Edwards Facility, the WP Facility and the Membership Interests will become effective upon the closing of the transactions contemplated by the Oklahoma Facilities Purchase Agreement.  The Company retains all its rights under the Oklahoma Facilities Purchase Agreement with respect to the purchase of the Harrah Nursing Center, Northwest Nursing Center, McLoud Nursing Center and Meeker Nursing Center, all located in Oklahoma.

For a further description of the Company’s relationship with Mr. Brogdon, see the information set forth in: (i) the section entitled “Certain Information and Related Party Transactions” of the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2012; (ii) the section entitled “Notes to Consolidated

Financial Statements — Note 21. Related Party Transactions” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and (iii) the section entitled “Item 5. Other Information” of the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer